SCHEDULE 14A
                            (Rule 14a-101)
               INFORMATION REQUIRED IN A PROXY STATEMENT
       Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934
                          (Amendment No.    )

Filed by the Registrant  __X__
Filed by a Party other than the Registrant  _____

Check the appropriate box:

_____  Preliminary Proxy Statement

_____  Confidential, for Use of the Commission
            Only (as permitted by Rule 14a-6(e)(2))

__X__  Definitive Proxy Statement

_____  Definitive Additional Materials

_____  Soliciting Material Pursuant to Rule 14a-11(c) or Rules 14a-12

                              TRISM, INC.
           (Name of Registrant as Specified In Its Charter)


  (Name of Person(s) Filing Proxy Statement) if other than registrant

Payment of Filing Fee (Check the appropriate box):

__X__ No fee required.

_____ Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

_____   Fee paid previously with preliminary materials:

_____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

May 17, 1999

Dear Stockholder:

     The enclosed Notice of Annual Meeting announces the 1999 Annual Meeting of Stockholders of TRISM, Inc. I respectfully request that all Stockholders attend this Annual Meeting.

     Our Annual Report, which contains material portions of the Form 10-K for the fiscal year ended December 31, 1998, is enclosed. I hope you will read it carefully. If you wish to receive the full Form 10-K as filed, it will be sent to you on request to Ralph S. Nelson, Senior Vice President and Secretary, at 4174 Jiles Road, Kennesaw, GA 30144.

     Enclosed with this letter is a Proxy authorizing certain officers of the Company to vote your shares for you. Whether or not you are able to attend the Annual Meeting, I urge you to complete your Proxy and return it to our transfer agent, Continental Stock Transfer & Trust Co., Inc., in the enclosed addressed, postage-paid envelope, as a quorum of the Stockholders must be present at the Annual Meeting, either in person or by Proxy.

     I would appreciate your immediate attention to the mailing of this Proxy.

                              Best regards,


                              /s/ Edward L. McCormick
                              President and Chief Executive Officer

May 17, 1999


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 1999 Annual Meeting of Stockholders of TRISM, INC., a Delaware corporation (the "Company"), will be held on Tuesday, June 15, 1999 at 10:00 a.m. eastern daylight time at the offices of Proskauer Rose LLP, 26th floor, conference rooms A and B, 1585 Broadway (47th - 48th Street), New York, NY 10036-8299 for the following purposes:

1. To elect six Directors to serve until the next Annual Meeting of Stockholders or until their successors have been elected and qualified;

2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 1999; and

3. To transact such other business as may properly come before the meeting and any adjournment thereof.


The Board of Directors has fixed the close of business on April 30, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments.

                                   By order of the Board of Directors;



                                   /s/ Ralph S. Nelson
                                   Secretary
                                   4174 Jiles Road
                                   Kennesaw, GA 30144

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A prepaid envelope is enclosed for that purpose. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote at the meeting, you must obtain from such broker, bank or other nominee, a proxy issued in your name.

                              TRISM, INC.
                            4174 Jiles Road
                          Kennesaw, GA 30144

                            PROXY STATEMENT
            ANNUAL MEETING OF STOCKHOLDERS - JUNE 15, 1999

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of TRISM, INC., a Delaware corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders to be held at the offices of Proskauer Rose LLP, 26th floor, conference rooms A and B, 1585 Broadway, New York, NY 10036-8299, on June 15, 1999, at 10:00 a.m.
eastern daylight time, and at any adjournment thereof (the "Meeting"). The proxy may be revoked at any time before it is voted. If no contrary instruction is received, signed proxies returned by stockholders will be voted in accordance with the Board of Directors' recommendations.

It is anticipated that this proxy statement and accompanying form of proxy will initially be mailed to stockholders of the Company on or about May 17, 1999.

Because the Company respects the rights and privacy of stockholders, we have adopted a policy to ensure that all proxies, ballots and vote tabulations that identify stockholders will be kept confidential. Proxy cards will be delivered in envelopes addressed to an independent tabulator, who will receive, inspect and tabulate the proxies. The identity of the vote of any stockholder will not be disclosed without the consent of the stockholder except for use by the independent tabulator.

The Company will pay the cost of soliciting proxies for the Meeting. Proxies may be solicited by regular employees of the Company in person, or by mail, courier, telephone or facsimile. In addition, the Company has retained Continental Stock Transfer & Trust Co., Inc. to solicit proxies by mail, courier, telephone and facsimile and to request brokerage houses and other nominees to forward soliciting material to beneficial owners. For these services the Company will pay a fee of approximately $2,000 plus expenses. The Company will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to principals and obtaining their proxies.


SHARES AND OUTSTANDING VOTING RIGHTS

Stockholders of record at the close of business on April 30, 1999, are entitled to vote at the Meeting. As of April 30, 1999, the Company had outstanding 5,702,137 shares of common stock, par value $.01 per share ("Common Stock"), which are the only outstanding voting securities of the Company. Each outstanding share of Common Stock is entitled to one vote. The holders of a majority of the votes entitled to be cast, whether present in person or by proxy, shall constitute a quorum for purposes of the Meeting.

Under the Delaware General Corporation Law ("DGCL"), any corporate action, other than the election of Directors, must be authorized by a majority of the shares represented in person or by proxy at the Meeting and entitled to vote on the subject matter, except as otherwise required by the DGCL or the Company's certificate of incorporation with respect to a specific proposal. The election of Directors will require the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Meeting. With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of the Directors and will be counted as present for the purposes of the proposal for which the abstention is noted. For the purposes of determining whether a proposal has received a majority of the votes cast, where a stockholder abstains from voting, those shares will be counted as a vote against the proposal. For purposes of determining whether a proposal has received the requisite number of votes cast, in instances where brokers are prohibited from exercising or choose not to exercise discretionary authority for beneficial owners who have not provided voting instructions, those shares will not be included in the vote totals and therefore will have no effect on the vote. Pursuant to the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee, or similar representative or fiduciary capacity with authority to vote, or (ii) the broker is acting pursuant to the rules of any national securities exchange to which the broker is also a member.


PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The number of Directors to be elected is six. The term of each present Director will expire concurrently with the election of Directors at the Meeting. If any nominee is unable or unwilling to serve, the Company, through the designated proxy holder, reserves discretionary authority to vote for a substitute nominee. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected. The following provides information about each nominee as of March 31, 1999, including data on the business backgrounds, and the names of public companies and other selected entities for which each also serves as Directors. All of the nominees were elected by the stockholders of the Company at the 1998 Annual Meeting of Stockholders.

E. Virgil Conway, age 69, has been a Director of the Company since June 1994 and Chairman of the Board since May 1998. He has been Chairman of the Metropolitan Transportation Authority for New York City, a public transportation agency, since April 1995. He was the Chairman of the Financial Accounting Standards Advisory Council from May 1992 until July 1995. He has been a financial consultant since April 1989. Mr. Conway is a Director of the Union Pacific Corporation, a transportation company; of Accuhealth, Inc., Bronx, NY, a home injection firm; and of the Centennial Insurance Company, a property and casualty company. He is a member of the Board of Trustees of Consolidated Edison Company of New York, Inc., a public utility; of Atlantic Mutual Insurance Company; of HRE Properties, Inc., an equity fund; and of several mutual funds managed by Phoenix Investment Partners, Ltd.

Edward L. McCormick, age 63, joined the Company as Executive Vice President Sales and Markets in September 1997 and has been President since February 1998. He has been Chief Executive Officer and a Director of the Company since May 1998. For more than five years prior to September 1997 he was President and Chief Executive Officer of Management Action Process, Inc., a management development and business consulting firm.

Julian H. Gingold, age 61, has been a Director of the Company since January 1993. He has been a Senior Vice President of Morgan Stanley Dean Witter, an investment banking firm, for more than the prior five years.

James F. Higgins, age 67, has been a Director of the Company since January 1993. He has been a Vice President of Finance and
Administration of Hillside Capital Incorporated, a holding company, for more than the prior five years.

William M. Legg, age 54, has been a Director of the Company since June 1994. He has been a Managing Director of BT Alex.Brown, Incorporated, an investment banking firm, for more than the prior five years.
Mr. Legg is a Director of Federal Armored Express, Inc., a transportation company, and a member of the Business Advisory Boards of the Northwestern University Transportation Center and the Massachusetts Institute of Technology Transportation Center.

John L. Ray, age 55, has been a Director of the Company since January 1990. He was the Chairman of the Board of Directors of the Company from January 1990 to May 1993. He has been a consultant to Capital Growth Monitoring, Inc., a financial advisory company, since January 1996. He was a Vice President and Senior Portfolio Manager of the Delaware Management Company, Philadelphia, PA, a money management firm, for more than five years prior to January 1996.

BOARD OF DIRECTORS AND COMMITTEES

The standing committees of the Board of Directors are the Audit and Finance Committee, the Executive Committee, the Nominating Committee, and the Compensation Committee.

The Audit and Finance Committee reviews the internal and external audit policies and procedures of the Company. It also reviews the Company's internal controls, oversees the external auditors of the Company (recommending annually the selection of the Company's external auditors), and reviews the Company's litigation, claims and contingencies. Its 1998 members were James F. Higgins (Chairman), Julian H. Gingold and William M. Legg. The Audit and Finance Committee met five times in 1998.

The Executive Committee represents the Board of Directors between meetings for the purpose of consulting with officers, considering matters of importance and either taking action or making recommendations to the Board of Directors. Its 1998 members were
E. Virgil Conway (Chairman), James F. Higgins, Edward L. McCormick and John L. Ray. The Executive Committee met five times in 1998.

The Nominating Committee is responsible for recommending nominees to the Board of Directors. Its 1998 members were John L. Ray (Chairman), Julian H. Gingold and Edward L. McCormick. The Nominating Committee met once in 1998. The Nominating Committee does not consider nominees recommended by stockholders.

The Compensation Committee oversees organizational, personnel, compensation and benefits policies and practices of the Company. It reviews and recommends to the Board of Directors the compensation of the executive officers. The Compensation Committee administers the Company's Stock Option Plan. Its 1998 members were Julian H. Gingold (Chairman), James F. Higgins, and William M. Legg. The Compensation Committee met three times in 1998.

MEETINGS OF DIRECTORS

In calendar year 1998, the Board of Directors held eight meetings. Each of the current Directors of the Company attended at least 75% of the aggregate meetings held by the Board of Directors and by the committees on which the Director served.

COMPENSATION OF DIRECTORS

Each member of the Board of Directors who is not an officer or employee of the Company is paid a retainer in the amount of $18,000 per annum, payable quarterly in arrears. In addition, each member of the Board of Directors who participates in more than six Board meetings during a calendar year is paid $1,000 for each additional meeting which the member attends in person or participates in by telephone conference call. Officers of the Company who also serve as Directors do not receive any retainer or additional fees for serving as a Director.

Each member of a committee of the Board of Directors who is not an officer or employee of the Company receives compensation of $1,000 for each committee meeting the member attends in person or participates in by telephone conference call.

The affirmative vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of Directors is required to elect a nominee. The Board of Directors recommends a vote IN FAVOR of the nominees for Director listed above. If not otherwise specified, proxies will be voted IN FAVOR of each nominee.

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP has audited the financial statements of the Company since the fiscal year commencing January 1, 1992, and the Board of Directors wishes to continue the services of this firm for the 1999 fiscal year. A resolution will be presented at the Meeting to ratify the appointment by the Board of Directors of the firm of PricewaterhouseCoopers LLP as independent accountants, to audit the financial statements of the Company for the year ending December 31, 1999, and to perform other appropriate accounting services. Representatives of the firm will attend the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote at the Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP. The Board of Directors recommends a vote IN FAVOR of the ratification of its appointment of PricewaterhouseCoopers LLP as independent accountants. If not otherwise specified, proxies will be voted IN FAVOR of this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows, as of March 31, 1999, the security ownership of each person who was known by the Company to beneficially own more than five percent of the outstanding shares of the Company's Common Stock.


                                                              Percent
  Name and Address of                 Amount and Nature of      of
  Beneficial Owner                    Beneficial Ownership     Class

 John N. Irwin III                        1,087,572(1)         19.1
   405 Park Avenue
   New York, NY  10022

 Hillside Capital Incorporated             858,297(2)          15.0
   405 Park Avenue
   New York, NY  10022

 David Zaidner                             720,574(3)          12.6
   Gartenstrasse 33
   Postfach 6016
   8023 Zurich, Switzerland

 ROI Capital Management, Inc.              669,200(4)          11.7
    17 E. Sir Francis Drake Blvd.
    Suite 225
    Larkspur, CA 94937

 John L. Ray                               441,741(5)           7.7
   218 East Beechtree Lane
   Wayne, PA 19087

(1)  Includes 169,098 shares of Common Stock held of record, 38,412 shares of Common Stock held in trust for his benefit, and 18,765 shares of Common Stock held in trust for certain members of his family. In addition, John N. Irwin III indirectly owns the majority of the issued and outstanding shares of common stock of Hillside Capital Incorporated and, accordingly, may be deemed the beneficial owner of 858,297 shares owned by or available through the exercise of warrants to Hillside Capital Incorporated. Mr. Irwin disclaims any beneficial ownership in Common Stock beneficially owned by or available through Hillside Capital Incorporated and the shares of Common Stock beneficially owned by members of his immediate family.

(2) Includes 109,998 shares of Common Stock which may be acquired upon the exercise of warrants within 60 days of March 31, 1999.

(3) Includes 571,374 shares of Common Stock held of record by David Zaidner and 109,200 shares of Common Stock held of record by Sleeping Beauty N.V., a trust for the benefit of the children of David Zaidner. Mr. Zaidner disclaims any control of the trust and any beneficial ownership of the shares held by the trust. Also includes 40,000 shares of Common Stock owned by G. Kastl, as nominee for the benefit of Mr. Zaidner.

(4) Based upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission ("SEC") on or about February 19, 1999 by ROI Capital Management, Inc.

(5) Includes 421,500 shares of Common Stock held of record, 4,200 shares of Common Stock which may be acquired upon the exercise of warrants, and 16,041 shares of Common Stock which may be acquired upon the exercise of options within 60 days of March 31, 1999.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows as of March 31, 1999 the beneficial ownership of Common Stock with respect to (i) each Director and nominee for Director, (ii) each executive officer named in the Summary Compensation Table, and (iii) all executive officers and Directors as a group.


                                     Amount and
                                     Nature of
                                     Beneficial     Percent of
Name                                 Ownership        Class

John L. Ray                        441,741 (1)         7.7

James M. Revie                      77,500 (2)         1.4

James F. Higgins                    33,741 (3)          *

William M. Legg                     28,541 (4)          *

Julian H. Gingold                   18,541 (5)          *

E. Virgil Conway                    17,041 (4)          *

James G. Overley                    13,364 (6)          *

Ralph S. Nelson                      9,722 (7)          *

Walter E. Prince                     9,722 (7)          *

Edward L. McCormick                  4,858 (8)          *

All executive officers and         654,771 (9)        11.3
Directors as a group (10
persons)


(1) Includes 4,200 shares which may be acquired upon the exercise of warrants and 16,041 shares which may be acquired upon the exercise of vested options within 60 days of March 31, 1999.

(2) Includes 67,500 shares held by a corporation owned by Mr. Revie and his spouse, and 10,000 shares owned by James M. Revie IRA Rollover, Custodian First Union Bank.

(3) Includes 4,200 shares which may be acquired upon the exercise of warrants and 16,041 shares which may be acquired upon the exercise of vested options within 60 days of March 31, 1999.

(4) Includes 16,041 shares which may be acquired upon the exercise of vested options within 60 days of March 31, 1999.

(5) Includes 2,500 shares held by Mr. Gingold's spouse and 16,041 shares which may be acquired upon the exercise of vested options within 60 days of March 31, 1999.

(6) Includes 3,642 shares held beneficially for Mr. Overley as of March 31, 1998 in the Trism, Inc. Employee Stock Purchase Plan, and 9,722 shares which may be acquired upon the exercise of vested options within 60 days of March 31, 1999.

(7) Includes 9,722 shares which may be acquired upon the exercise of vested options within 60 days of March 31, 1999.

(8) Includes 4,858 shares held beneficially for Mr. McCormick as of March 31, 1999 in the Trism, Inc. Employee Stock Purchase Plan.

(9) Includes 117,771 shares which may be acquired upon the exercise of warrants and vested options within 60 days of March 31, 1999.

*less than one (1) percent

EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid or accrued by the Company for services rendered during the years ended December 31, 1998, 1997 and 1996 to the President and Chief Executive Officer of the Company, the former Chairman and Chief Executive Officer of the Company, and to each of the other executive officers of the Company whose total cash compensation for the year ended December 31, 1998 exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                 Annual Compensation         Long Term Compensation
                                                                                   Awards


                                                                                  Securities
             Name and                                                             Underlying            All Other
        Principal Position             Year        Salary($)     Bonus($)       Options/SARs ($)      Compensation ($)

Edward L. McCormick (1)                1998         209,375       1,444              ----                49,788 (3)
  President and Chief Executive        1997          56,798        ----              ----                   721 (4)
  Officer

James M. Revie                         1998          93,750        ----              ----               132,187 (5)
  Former Chairman and Chief            1997         225,000        ----              ----                 2,250 (4)
  Executive Officer                    1996         225,000        ----              ----                 1,875 (4)

Ralph S. Nelson (1)                    1998         153,000       1,317              ----                 1,075 (4)
 Senior Vice President, General        1997         149,015        ----              ----                22,781 (6)
 Counsel and Secretary                 1996          95,625        ----            10,000 (2)            27,086 (7)

James G. Overley (1)                   1998         153,000        ----              ----                 1,000 (4)
  Senior Vice President, Chief         1997         147,500        ----              ----                17,797 (8)
  Financial Officer and Treasurer      1996          64,416        ----            10,000 (2)              ----

Walter E. Prince (1)                   1998         150,000       1,317              ----                 1,500 (4)
     Senior Vice President,            1997         132,348        ----              ----                40,720 (9)
     Maintenance and Equipment         1996          78,125        ----            10,000 (2)             7,118 (10)



(1) Messrs. Nelson, Overley and Prince began employment with the Company in 1996. Mr. McCormick began employment with the Company in 1997.
(2) Amount shown represents options granted to purchase shares of the Common Stock of the Company.
(3) Amount shown represents reimbursement for relocation expense in connection with commencing employment ($49,206) and contribution by the Company to the Trism 401(k) Plan ($582).
(4) Amounts shown represent contributions by the Company to the Trism 401(k) Plan on behalf of such officer.
(5) Amount shown represents payments made pursuant to a severance agreement ($131,250) and contribution by the Company to the Trism 401(k) Plan ($937).
(6) Amount shown represents reimbursement for relocation expense in connection with commencing employment with the Company ($22,131) and contribution by the Company to the Trism 401(k) Plan ($650).

(7) Amount shown represents reimbursement for relocation expense in connection with commencing employment with the Company.
(8) Amount shown represents reimbursement for relocation expense in connection with commencing employment with the Company ($17,235) and the Company's contribution to the Trism 401(k) Plan ($562).
(9) Amount shown represents reimbursement for relocation expense in connection with commencing employment ($39,749) and contribution by the Company to the Trism 401(k) Plan ($971).
(10) Amount shown represents reimbursement for relocation expense in connection with commencing employment.

     The Company has entered into severance agreements with Messrs. McCormick, Nelson, Overley and Prince which provide, in pertinent part, for the continuation of their respective annual base pay for a period of twelve months in the event they are terminated or their respective position is downgraded without cause.

OPTION/SAR EXERCISES AND HOLDINGS

The following table provides information concerning each exercise of stock options during the fiscal year ended December 31, 1998 by each of the Named Executive Officers and the value at December 31, 1998 of unexercised stock options held by each of the Named Executive
Officers.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES

                                                                     NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                                     UNDERLYING  UNEXERCISED                 IN-THE-MONEY
                                                                     OPTIONS/SARs AT F-Y-END           OPTIONS/SARs AT F-Y-END



                                    SHARES
                                   ACQUIRED
                                      ON               VALUE        EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
     NAME                         EXERCISE(#)         REALIZED           (#)              (#)              (#)            (#)
Edward L. McCormick                   --                --               --               --               --             --
Ralph S. Nelson                       --                --             8,333            1,667              --             --
James G. Overley                      --                --             8,333            1,667              --             --
Walter E. Prince                      --                --             8,333            1,667              --             --
James M. Revie                        --                --               --               --               --             --


PERFORMANCE GRAPH

The Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The following performance graph compares the performance of the Company's Common Stock to the Standard & Poor's Trucking Index and the Standard & Poor's 500 Index for the period beginning on February 8, 1994 (the date of the Company's initial public offering) through December 31, 1998.

                    TRISM, INC. vs. MARKET INDICES
                               1994-1998




                                (graph omitted)




Indices:         Feb-94     Dec-94     Dec-95    Dec-96     Dec-97    Dec-98

Trism            100.00%     39.13      34.78     22.46      18.84       5.8
S & P Trucking   100.00%     80.24      76.69     53.42      86.33     64.14
S & P 500        100.00%     97.50     130.75    157.25     206.01    260.96

EMPLOYMENT AND OTHER ARRANGEMENTS

The Company and James M. Revie entered into a Separation and
Consulting Agreement, dated as of May 31, 1998, pursuant to which the Company will make severance payments in the total amount of $337,500 over eighteen months, from June 1, 1998. All stock options previously held by Mr. Revie have expired unexercised.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 17, 1997 the Company loaned $70,000 to S.A. Powell Associates, Ltd. and to James M. Revie to refinance a loan made by S.A. Powell Associates, Ltd. for the purchase of 65,000 shares of Common Stock of the Company. Mr. Revie was the Chairman of the Board and Chief Executive Officer of the Company until May 31, 1998, and S.A. Powell Associates, Ltd. is a corporation owned by Mr. Revie and his wife, Susan Powell. The loan is evidenced by a Promissory Note. Mr. Revie is currently making payments against the Promissory Note out of the proceeds of the Separation and Consulting Agreement. The maturity of the Promissory Note is coterminous with the Company's financial obligations under the Separation and Consulting Agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee report below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. The Compensation Committee of the Board of Directors of the Company is made up exclusively of non-employee Directors. The Compensation Committee administers the executive compensation policies of the Company. All actions of the Compensation Committee pertaining to executive compensation are submitted to the Board of Directors for approval.

The Company's executive compensation program is designed to attract, retain, and motivate high caliber executives and to focus the interests of the executives on objectives that enhance stockholder value. These goals are attained by emphasizing "pay for performance" by having a significant portion of the executive's compensation dependent upon business results and by providing equity interests in the Company. The principal elements of the Company's executive compensation program are base salary, incentive compensation, and stock options. In addition, the Company recognizes individual contributions as well as overall business results, using a discretionary bonus program.


BASE SALARY

The salaries of the three highest paid executive, officers (above $100,000) and the Chief Executive Officer ("CEO") are listed in the Summary Compensation Table on page 10 of this Proxy Statement. The Compensation Committee periodically reviews the base salary levels of the executive officers. In determining the appropriate salary levels, the Compensation Committee considers such factors as job content, responsibility level and how jobs of similar content and responsibility are compensated in the market place.

The Company's objective is to set executives' base salaries, including the salary of the CEO, near the 50th percentile of a peer group of companies. Mr. McCormick's salary has been set by the Board of Directors at the rate of $225,000 per annum. In 1998, the base salaries of Messrs. Nelson and Overley were set at $156,000 per annum and the base salary of Mr. Prince was set at $150,000 per annum.

ANNUAL INCENTIVE BONUS PLAN

The Company has adopted a Trism Management Incentive Compensation Plan for the fiscal year ending December 31, 1999 (the "1999 Plan").
Pursuant to the 1999 Plan, (i) the bonus for any participant is limited to fifty percent of a participant's annual salary, and (ii) the payment of any bonus is subject to the Company meeting certain operating criteria.

STOCK OPTION PLAN

Pursuant to the TRISM, Inc. Amended and Restated Stock Option Plan, options to purchase an aggregate of 500,000 shares of the Company's Common Stock may be awarded to employees at an exercise price not less than the prevailing market price on the date of grant. The goals of the Option Plan are to provide management with a more direct stake in the business results of the Company, and to attract and retain qualified employees. There were no option grants to employees in 1998.



                                  COMPENSATION COMMITTEE
                                  Julian H. Gingold, Chairman
                                  James F. Higgins
                                  William M. Legg

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee for the year ended December 31, 1998 were Messrs. Gingold, Higgins and Legg. There were no interlocks or insider participation (as defined in the proxy regulations promulgated by the Securities and Exchange Commission) between the Board of Directors of the Company and the Compensation Committee thereof and the board of directors or compensation committee of any other company.

PROPOSALS OF STOCKHOLDERS

Any eligible stockholders of the Company who wish to submit a proposal for action at the next annual meeting of stockholders of the Company and desires to have such proposal be considered for inclusion in next year's proxy statement must provide a written copy of the proposal to the Company at the principal executive offices of the Company, no later than the close of business on January 18, 2000.

The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by an eligible stockholder of the Company for action at the next annual meeting of stockholders of the Company, but not submitted for inclusion in the proxy materials for such meeting, unless notice of the matter is received by the Company at its principal executive offices not later than April 1, 2000, and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied.

FURTHER BUSINESS

The Board of Directors is not aware of any matters to come before the 1999 Annual Meeting other than those set forth in this proxy statement. If any further business is presented at the Meeting, the persons named in the proxies will act on behalf of the stockholders they represent according to their best judgment.


                              By order of the Board of Directors


                              /s/ Ralph S. Nelson
                              Ralph S. Nelson
                              Secretary
                              May 17, 1999

                              TRISM, INC.
 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR STOCKHOLDERS'
                       MEETING ON JUNE 15, 1999

     The undersigned hereby appoints Edward L. McCormick and Ralph S. Nelson, and each of them, as the undersigned's true and lawful agent and proxy to represent the undersigned in all matters coming before the 1999 Annual Meeting of Stockholders of TRISM, INC. to be held at Proskauer Rose LLP, 1585 Broadway, 26th floor, conference rooms A and B, New York, NY 10036, on June 15, 1999 at 10:00 a.m. eastern daylight time, and any adjournments thereof, and to cast the number of votes that the undersigned would be entitled to cast if personally present as follows:

1.   ELECTION OF DIRECTORS
     Nominees: E. Virgil Conway, Julian H. Gingold, James F. Higgins, William M. Legg, Edward L. McCormick, and John L. Ray

     _____   VOTE IN FAVOR of all nominees listed above, except vote
             withheld from the following nominees (if any):______________ or
     _____   VOTE WITHHELD from all nominees listed above.

2.   APPROVAL OF PricewaterhouseCoopers LLP AS INDEPENDENT PUBLIC
     ACCOUNTANTS
        _____ FOR               _____ AGAINST        _____ ABSTAIN

3.   OTHER MATTERS
     In their discretion, to vote with respect to any other matters that may properly come before the Meeting or any adjournments therefor, including matters incident to its conduct.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTES IN THE MANNER SPECIFIED ABOVE BY THE STOCKHOLDER. TO THE EXTENT CONTRARY
SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN ITEM 1, IN FAVOR OF ITEM 2, AND WITH THE
DISCRETIONARY AUTHORITY SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

                                   PLEASE SIGN EXACTLY AS NAME APPEARS


                                   Dated:_____________________, 1999


                                   _________________________________________
                                   Signature



                                   _________________________________________
                                   Signature

                                   (Joint owners should each sign;
                                   Attorney-in-Fact, Executors,
                                   Administrators, Custodians,
                                   Partners, or Corporation Officers
                                   should give full title)

                                   PLEASE DATE, SIGN, AND RETURN THIS
                                   PROXY IN THE ENCLOSED ENVELOPE
                                   PROMPTLY.  NO POSTAGE IS NECESSARY
                                   IF MAILED IN THE UNITED STATES.